UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 27, 2008

Luminent Mortgage Capital, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-31828	06-1694835
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Commerce Square, 21st Floor, 2005 Market Street, Philadelphia, Pennsylvania		19103
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	215-564-5900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[x]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

As reported in Item 5.02 of this Form 8-K, effective as of May 15, 2008, we granted a restricted stock award of 1,590,000 shares of our common stock to Zachary H. Pashel in connection with his employment agreement and as an inducement for him to agree to serve as our President and Chief Executive Officer. We issued these shares in a privately negotiated transaction that was exempt from registration under Section 4(2) of the Securities Act of 1933.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Mr. Pashel

On May 27, 2008, we entered into an employment agreement with Zachary H. Pashel, our President and Chief Executive Officer, effective as of May 15, 2008:

• Base Salary. Mr. Pashel's employment agreement provides for a base salary at the annual rate of $350,000.

• Annual Bonus. Mr. Pashel's employment agreement provides that he shall be eligible to receive an annual bonus, in accordance with our applicable policies relating to incentive compensation for our executive officers, in an amount as may be determined in the sole discretion of our board based upon our senior management bonus plan, described below.

• Restricted Stock Awards. Mr. Pashel's employment agreement provides that he shall receive annual restricted stock awards of a number of shares of our common stock as may be fixed in the discretion of our board of directors. Each annual award vests over three years at the rate of one-third each year on the anniversary date of each award. We granted Mr. Pashel a restricted stock award of 1,590,000 shares of our common stock that will vest in equal annual installments of one-third each on May 15, 2009, 2010 and 2011, respectively.

• Change of Control. Our employment agreement with Mr. Pashel provides that, upon a change of control, any then unvested restricted stock awards held by Mr. Pashel automatically become fully vested.

• Employment Term; Severance. Our employment agreement with Mr. Pashel provides for a term that expires on December 31, 2009. If we terminate Mr. Pashel's employment other than for cause, Mr. Pashel terminates his employment for good reason or we do not renew Mr. Pashel's employment upon the expiration of the term for any reason other than cause, we will:

• pay him an amount equal to his annual base salary and any incentive bonus accrued through the effective date of termination and any amount in respect of excise taxes required to be paid under the agreement;

• pay him an amount equal to the aggregate premiums that would be payable by him to maintain in effect for the severance period, defined below, the same disability and life insurance coverage that we provided to him immediately prior to the date of termination;

• provide continued participation for him and his dependents in our health insurance plans for the severance period on the same terms and conditions as existed prior to his termination; and

• as a severance payment, pay him an amount equal to his annual base salary as of the effective date of termination that would have been paid to him during the severance period had he remained employed during the severance period. For purposes of the agreement, the severance period means the period from the effective date of the termination through the later of the last day of the term of his employment under the agreement and the date that is nine months after the effective date of the termination of his employment. We must provide Mr. Pashel with written notice of such non-renewal not less than 90 days before the expiration of the term.

Our board of directors also amended our 2003 Stock Incentive Plan to increase the number of shares available for issuance under the plan from 1,850,000 shares of our common stock to 5,850,000 shares of our common stock.

Senior Management Bonus Plan

Our board of directors has adopted a senior management bonus plan for use in calculating bonuses effective for our fiscal year ending December 31, 2008 for senior management other than our financial department personnel. Under the plan, senior management of each of our business segments will be entitled to receive bonuses to be allocated by senior management after receiving recommendations from our board based upon the formula for that segment. Our senior management will be entitled to bonuses based upon the performance of both segments, allocated to each of them by our compensation committee. Finance department personnel will be eligible for discretionary bonuses based upon the achievement of tangible goals to be annually specified by our compensation committee, which would not be profit-based awards.

Copies of the employment agreement and the senior management bonus plan are attached as exhibits to this Form 8-K and are incorporated by reference in this Form 8-K.

Item 8.01 Other Events.

We previously announced that Luminent LLC, our affiliate, filed a Form S-4 registration statement with the Securities and Exchange Commission on Friday March 28, 2008 with respect to our proposed conversion to a publically traded partnership.

Luminent LLC's Form S-4 registration statement contains a preliminary proxy statement/prospectus relating to our 2008 annual meeting of stockholders and other relevant documents in connection with the proposed restructuring. The definitive proxy statement/prospectus will be mailed to our stockholders when it becomes available. OUR STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

The proxy statement/prospectus and other relevant materials, when they become available, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents by contacting Karen Chang, Luminent Mortgage Capital, Inc., One Commerce Square, 21st floor, 2005 Market Street, Philadelphia, PA 19103; telephone: (215) 564-5900.

We and our directors, executive officers and other members of our management and employees may be deemed to be participants in the solicitation of proxies from our stockholders in connection with the proposed merger. Information concerning such participants’ ownership of our common stock will be set forth in the proxy statement/prospectus when it becomes available. This communication does not constitute an offer of any securities for sale.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Exhibit Description
10.1 Employment Agreement dated as of May 27, 2008 between Luminent Mortgage Capital, Inc. and Zachary H. Pashel.
10.2 Senior Management Bonus Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luminent Mortgage Capital, Inc.

May 30, 2008	By:	/s/ Craig A. Cohen

Name: Craig A. Cohen
Title: Chairman of the Board

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement dated as of May 27, 2008 between Luminent Mortgage Capital, Inc. and Zachary H. Pashel
10.2	Senior Management Bonus Plan